UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 7, 2011

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13782	25-1615902
(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On November 7, 2011, Westinghouse Air Brake Technologies Corporation (the “Company”), and certain other subsidiaries of the Company entered into a $600.0 million revolving credit facility (the “Revolving Credit Facility”), which includes a letter of credit sub-facility of up to $125.0 million and a swing line sub facility of $20.0 million, pursuant to the terms and conditions of a Refinancing Credit Agreement, dated as of November 7, 2011 (the “Credit Agreement”), by and among the Company and certain subsidiaries of the Company as guarantors and the lenders party thereto and PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, N.A., as Syndication Agent, and Citizens Bank of Pennsylvania, Bank of America, N.A., Branch Banking and Trust Company, and The Bank of Tokyo-Mitsubishi UFJ, LTD., as Co-Documentation Agents. The Revolving Credit Facility contains an accordion feature allowing the Company to request increases to the borrowing commitments under the Revolving Credit Facility of up to $200.0 million in the aggregate. The Revolving Credit Facility replaces the Company’s $500.0 million aggregate credit facility originally entered into on November 4, 2008 (as amended, the “Prior Credit Facility”) and otherwise due to expire in January 2013.

The Revolving Credit Facility matures on November 7, 2016 and is unsecured. The obligations of the Company under the Revolving Credit Facility have been guaranteed by certain of the Company’s subsidiaries. The applicable interest rate for borrowings under the Revolving Credit Facility includes interest rate spreads based on the Company’s leverage ratio that range between 0.75% and 1.75% for LIBOR-based borrowings and 0.00% and 0.75% for Base Rate (as defined in the Credit Agreement) based borrowings.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company and certain of the Company’s other subsidiaries (collectively, the “Loan Parties”) with respect to, among other things, indebtedness, liens, investments, mergers and acquisitions, dispositions of assets and transactions with affiliates. So long as no event of default exists, the Company is permitted to (i) pay dividends (not to exceed $25,000,000 plus 50% of consolidated net income), and (ii) repurchase common stock or repurchase indebtedness without limitation so long as pro forma combined availability under the Revolving Credit Facility exceeds $50.0 million and the leverage ratio (as calculated under the Revolving Credit Facility) is not in excess of a ratio of 2.75 to 1.0.

The Credit Agreement provides for customary events of default, including a failure to pay principal, interest or fees when due, failure to comply with covenants, the fact that any representation or warranty made by any of the Loan Parties is materially incorrect, the occurrence of an event of default under certain other indebtedness of Loan Parties, the commencement of certain insolvency or receivership events affecting any of the Loan Parties and the occurrence of a change in control of any of the Loan Parties (subject to certain permitted transactions as described in the Credit Agreement). Upon the occurrence of an event of default, the commitments of the lenders may be terminated, and all outstanding obligations of the Loan Parties under the Revolving Credit Facility may be declared immediately due and payable.

The foregoing is a summary of the material terms and conditions of the Credit Agreement and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference. In addition, on November 7, 2011, the Company issued a press release regarding the Credit Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference.

Item 1.02. Termination of a Material Definitive Contract.

Effective November 7, 2011, that certain Refinancing Credit Agreement, dated as of November 4, 2008 (as amended, the “Prior Credit Agreement”), by and among the Company, certain of the Company’s subsidiaries, the other Credit Parties signatory thereto, the Lenders signatory thereto from time to time, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC, and J.P. Morgan Securities Inc., RBS Greenwich Capital, as Co-Lead Arrangers and Joint Bookrunners, and JPMorgan Chase Bank, as Syndication Agent, Bank of America, N.A., Citizens Bank of Pennsylvania, The Bank of Nova Scotia, and First Commonwealth Bank, as Co-Documentation Agents, was terminated. The Prior Credit Agreement, which provided for the Prior Credit Facility, was due to expire in January 2013 and was replaced by the Credit Agreement described under Item 1.01 above. The Prior Credit Agreement provided for maximum borrowings of $500.0 million, a floating interest rate on based on LIBOR and customary financial and other covenants and events of default. The Company was in compliance with all applicable financial covenants and other restrictions under the Prior Credit Facility as of the date of the Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Refinancing Credit Agreement, dated as of November 7, 2011 (the “Credit Agreement”), by and among Westinghouse Air Brake Technologies Corporation, the Guarantors Party thereto, the Lenders Party thereto, and PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets LLC, J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, and JPMorgan Chase Bank, N.A., as Syndication Agent, and Citizens Bank Of Pennsylvania, Bank Of America, N.A., Branch Banking and Trust Company, and The Bank of Tokyo-Mitsubishi UFJ, LTD., as Co-Documentation Agents

Exhibit 99.1	Press Release dated November 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Chief Financial Officer

Date: November 14, 2011

EXHIBIT INDEX

Exhibit 10.1	Refinancing Credit Agreement, dated as of November 7, 2011 (the “Credit Agreement”), by and among Westinghouse Air Brake Technologies Corporation, the Guarantors Party thereto, the Lenders Party thereto, and PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets LLC, J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, and JPMorgan Chase Bank, N.A., as Syndication Agent, and Citizens Bank Of Pennsylvania, Bank Of America, N.A., Branch Banking and Trust Company, and The Bank of Tokyo-Mitsubishi UFJ, LTD., as Co-Documentation Agents

Exhibit 99.1	Press Release dated November 7, 2011.